EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2007 on the financial statements of Shandong Zhouyuan Seed and Nursery Co., Ltd. (formerly known as “Pingchuan Pharmaceutical, Inc.”) for the years ended December 31, 2006 and 2005.

/s/ Kenpisty & Company CPAs PC

 Kempisty & Company, Certified Public Accountants, P.C.

New York, NY

June 8, 2007